Exhibit 99.1
Script for Conference Call, dated April 15, 2009

2008 OPERATING RESULTS DISCUSSION

Dan Kardatzke to start the Call

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I would like to welcome everyone to Global Capacity’s 2008 operating results discussion.  My name is Dan Kardatzke, Vice President of Corporate Development at Global Capacity.  Global Capacity is the trade name for Capital Growth Systems, Inc., which is the actual registrant.

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This call is being broadcast live on the Internet and can be accessed through the company website www.globalcapacity.com.  Please click on Investor Relations and then Presentations/Events for the webcast.  A replay of the call will be available for one week on the website and via telephone.

•	On the call this afternoon will be:

o	Patrick Shutt, our Chief Executive Officer

o	Jim McDevitt, our Chief Financial Officer

o	George King, President of the Company

o	Jack Lodge, our Chief Operating Officer and

o	Bob Pollan, our Chairman of the Board will also be on the call

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During this call, management of the Company may make forward-looking statements.  Forward-looking statements are statements that are not historical – including statements regarding management’s intention, belief, expectations, representations, plans, or predictions of the future and are typically identified by words such as belief, expect, anticipate, intend, estimate, may, will, should, and could.  Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These risks and uncertainties are detailed in the Company's filing with the Securities and Exchange Commission.  For discussion of these risks, the Global Capacity's annual report on Form 10-KSB/A for the year ended December 31, 2007 under the section headed Risk Factors and the Company's subsequent current reports of Form 8-K.  Global Capacity cannot guarantee future financial results, levels of activity, performance, or achievements and investors should not place undue reliance on management’s forward-looking statements.

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Forward-looking statements contained in this conference call represent the judgment of Global Capacity's management as of today's date.  The Company expressly disclaims any intent, obligation, or undertaking to update or revise such forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.  I’d now like to turn the call over to Patrick Shutt, Global Capacity’s Chief Executive Officer.

Patrick Shutt:  2008 Operating Results Discussion

Good afternoon and welcome. The purpose of our call today is two-fold: 1.) to announce that the acquisition of Vanco Direct USA has been completed effective April 14, 2009 and 2.) to announce a delay in the filing of the Company’s 2008 audited financial statements.  Although we are highly disappointed in this delay, we are committed to pushing the required audit to conclusion as quickly as possible.  The Company’s management and independent accountants are working almost around the clock to complete the project.

There are several key factors that have contributed to this delay.  One factor revolves around the intricacies of the technical accounting for the Company’s complex debt instruments – which is compounded by the fact that the Company is still subject to the application of the challenging pronouncements that required it to originally adopt variable accounting.  In addition, as the public is aware, the Company entered into an acquisition of Vanco Direct USA in November 2008.  This transaction required Global Capacity to file two years of audited statements for the previously unaudited Vanco entity, prior to commencing the audit of the 2008 consolidated financial statements.  The last major factor contributing to the delay was the need to bring the new independent accountants retained for 2008 up to speed with the complexity of the Company.  All of these factors contributed to the delay (which is the Company’s first ever miss on its compliance calendar) and, as stated earlier, the Company is committed to completing the audit and publishing its financial statements as soon as possible.

The effects of this delay are not expected to impact the day-to-day operations of the Company.  With that stated, I would like to discuss some of the Company updates that have given management confidence that our business model is going in the right direction.

In our last call, we provided guidance for the forward 12 months of the business in terms of predictable and non-predictable revenue and EBITDA.  Today, as we operate our predictable lines of business, we can confirm that the business is operating well and more importantly, we are seeing a very nice developing pipeline of new opportunities that will support the results of our predictable business.  Our non-predictable revenue remains difficult to forecast.  While forecasting remains challenging, we are continuing to execute on existing contracts and have added new contracts in multiple geographies around the world whose results have given management a level of encouragement that provides for our cautious optimism in our non-predictable revenue.  EBITDA is directly effected by the mix of predictable and non-predictable revenue attainment results; therefore, management remains cautious in its EBITDA forecast to the extent it is impacted by non-predictable revenue attainment.

The Company has been through an enormous journey and has accomplished much in the past 28 months.  Some of the highlights include:

•	The Company has become the leading Telecom Information and Logistics Company focused on the Global Telecom Access Market.

•	The Company has acquired four strategic assets: Magenta netLogic, CentrePath, Global Capacity, and as of yesterday, Vanco Direct USA, LLC.

•	Combined the company has over 350 clients across Europe and North America.

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The Company’s market knowledge of global telecom access pricing methodologies and procedures is unparalleled and is gaining increasing market acceptance as the definitive source for accurate information – especially in light of the global economic environment where our target clients are seeking ways in which they can improve their bottom line.

•	Lastly, the Company has grown to a point where it has visibility into a $100m annual revenue stream between its 3 Product Sets.

As we have discussed previously, the core value of the company resides in its global information set and the systems that automate all stages of the telecom lifecycle.  The company surrounds the information and system assets with well developed processes and expertise that allow us to go to market with three products:

•	Software as a Service, provides automated global quotations on a license basis

•	Optimization Solutions, uses our proprietary tools and knowledge to reduce clients embedded costs on their access network, the work is performed on a Pro Services and contingency basis

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Strategic Sourcing our largest line of business where we provide direct management of the clients network combining our remote management, professional services and end to end network management.  These services are provided on a recurring basis with contract lengths varying between 12 and 60 months.

The sales pipeline of new activity is encouraging as the present pipeline of total contract value (TCV) across the entire product cycle stands at $180M.  Over $40M of that value is attributed to the higher margin products while the remainder relates to our predictable and recurring lines of business.  Other key indicators of the positive trends in the business include the Technology and Strategic Alliances the Company has entered since the announcement of the acquisition on November 20, 2008.  The alliances include XOU Solutions, Razorsight, and PacketExchange – as well as an earlier alliance with IETS – all of which enable the Company to offer a broader portfolio of services to our clients to help them improve cost and margins.

Other activity that has been announced recently includes:

•	The contracting of over $14M in TCV from our strategic sourcing products.

•	A European optimization that is specifically focused on reducing cost on a $31M spend in a geographic market.

•	The Company’s focus on educating the market on our “one marketplace” initiative.

Additionally, management has received requests to provide guidance on the effects of the acquisition.  Some of the highlights of the integration include:

•	Organizational synergy and realignment of operating locations and leases have resulted in over $4M in savings.

•	Reductions in long and short-term obligations have resulted in an additional $2.5M in cost avoidance.

•	Management of network costs for our base of business has resulted in an improvement of over $3M in our annualized gross margin.

Areas requiring additional management attention and risk mitigation include the following:

1.
The Company has entered into litigation with a European client to resolve a commercial dispute for non-payment.  The Company estimates that the process will be protracted and will take the greater part of 12 months to conclude.  It’s management’s strongest desire to close out this chapter and move to a normal state of relations.  This is an extraordinarily rare circumstance and one we did not enter lightly; however, we are committed to conclude the case as we believe it is our obligation to pursue the payment and protect the Company’s assets to the best of our ability on behalf of our shareholders.

2.
Resolving the complexity surrounding the Company’s financings and technical accounting treatment and creating a structure to permit migration away from variable accounting requirements are a key priority of the management team.  The Company must get to an environment where we are able to report timely and display results that are more transparent to the users of our financial statements – similar to when we were able to employ equity-based accounting.

3.
The Company still has many integration opportunities and management continues its emphasis on completing all the planned transition tasks, as well as cleaning up residual disputes on the books of its new division, and preparing the company for listing on a national exchange.

4.	Lastly, retaining our employee capital as well as recruiting fresh talent to the Company remains an extremely high priority.

Our 2009 Objectives include:

•	Growing our predictable and non-predictable lines of business to achieve our stated financial objectives.

•	Servicing, expanding, and further penetrating our clients to the best of our ability to help them maximize their efficiency around access.

•	Retaining and recruiting the best talent.

•	Improving the efficiency and effectiveness of our financial reporting process.

•	Completing the integration of the consolidated business.

•	Migrating away from the OTC bulletin board to a national listing.

Thank you for your time this afternoon.  At this point we shall conclude the call.  We will publicize our normal annual call as soon as the audit process is complete and the results can be released.  If any investor requires an interim follow-up call, please schedule with Dan Kardatzke, our head of Investor Relations and Corporate Development.  He can be reached for scheduling purposes by email at IR@globalcapacity.com.  Have a good evening.